UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 24, 2010

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In preparing the annual consolidated financial statements, FEI Company (the “Company”) identified clerical errors in its presentation of operating cash flows from deferred income taxes and the effect of exchange rate changes on cash in its consolidated statements of cash flows included in its previously issued condensed consolidated financial statements contained in the Company’s Quarterly Reports on Form 10-Q and Form 10-Q/A for the periods ended April 5, 2009, July 5, 2009 and October 4, 2009. In addition, the Company identified errors in the classification of certain of its short-term investments in marketable securities as cash equivalents within the consolidated balance sheet as of October 4, 2009. As a result of identifying the errors, on February 24, 2010, the Company’s Audit Committee of the Board of Directors, upon recommendation of the Company’s management concluded that it will restate the condensed consolidated financial statements for the periods ended April 5, 2009, July 5, 2009 and October 4, 2009.

Specifically, as it relates to the error in the presentation of operating cash flows from deferred income taxes and the effect of exchange rate changes on cash on the consolidated statements of cash flows, the Company will record a decrease in operating cash flow from deferred income taxes, an increase in net cash used in operating activities and a decrease in effect of exchange rate changes on cash, each of approximately $2.8 million, in the thirteen week period ended April 5, 2009. In addition, the Company will record a decrease in operating cash flow from deferred income taxes, a decrease in net cash provided by operating activities and an increase in effect of exchange rate changes on cash, each of approximately $4.9 million, in the twenty-six week period ended July 5, 2009. The Company will also record a decrease in operating cash flow from deferred income taxes, a decrease in net cash provided by operating activities and an increase in effect of exchange rate changes on cash, each of approximately $7.2 million, in the thirty-nine week period ended October 4, 2009. The Company will also reduce cash and cash equivalents and increase short-term investments by approximately $18.2 million in the consolidated balance sheet as of October 4, 2009. Additionally, as it relates to the error in the classification of short-term investments in the consolidated balance sheet, the Company will also increase cash used for the purchase of investments in marketable securities in investing activities in the consolidated statement of cash flows by the same amount for the thirty-nine week period ended October 4, 2009.

The Company will file such restated financial statements as soon as practicable. The Company and the Audit Committee discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ BRADLEY J. THIES
Bradley J. Thies Vice President, General Counsel and Secretary

Date: March 2, 2010